AUDITORS’ CONSENT

We consent to the inclusion in Pan American Silver Inc.’s Annual Report on Form 40-F for the year ended December 31, 2003, of our Auditors’ Report dated February 24, 2004 and to the references to us in such Form 40-F.

Vancouver, British Columbia

Canada

May 19, 2004